Exhibit 5.1

NORTH AMERICA SOUTH AMERICA EUROPE ASIA	800 Capitol St., Suite 2400 Houston, TX 77002-2925 T+(713)651-2600 F+1(713)651-2700

November 24, 2023

Nxu, Inc.

1828 N. Higley Rd. Ste 116

Mesa, AZ 85205

Re: Nxu, Inc. – At-the-Market Offering of up to $14,726,892 of Class A Common Stock

Ladies and Gentlemen:

We have acted as counsel to Nxu, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of (i) the registration statement on Form S-3 (File No. 333-275059) (the “Registration Statement”) initially filed with the Commission on October 17, 2023, (ii) the base prospectus dated October 30, 2023 forming a part of the Registration Statement (the “Base Prospectus”) and (iii) the prospectus supplement in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on November 24, 2023 (together with the Base Prospectus, the “Prospectus Supplement”) in connection with an “at-the-market offering” by the Company of shares of the Company’s Class A common stock, par value $0.0001 per share, having an aggregate offering price of up to $14,726,892 (the “Shares”), covered by the Registration Statement. The Shares are being sold pursuant to an At The Market Offering Agreement, dated November 24, 2023 (the “Sales Agreement”), by and between the Company and H.C. Wainwright & Co., LLC, as sales agent. We understand that the Shares are to be offered and sold in the manner described in the Prospectus Supplement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In rendering the opinion set forth below, we have examined and relied upon such certificates, corporate records, agreements, instruments and other documents that we considered necessary or appropriate as a basis for the opinion, including (i) the Registration Statement, (ii) the Prospectus Supplement and (iii) the Sales Agreement. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and that the Sales Agreement constitutes the valid and binding obligation of each party thereto (other than the Company) enforceable against each such party in accordance with its terms. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when the Shares are delivered against payment of the agreed consideration therefor in accordance with the Sales Agreement, the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is based upon and limited to the General Corporation Law of the State of Delaware, including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Commission on November 24, 2023 and its incorporation by reference into the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,
/s/ Winston & Strawn LLP